UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2016 (August 2, 2016)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement grant in the form of an option to purchase shares of the Inspyr Therapeutics, Inc. (the “Company”) common stock, par value $0.0001 (“Common Stock”) to Christopher Lowe, in connection with his employment, is incorporated by reference.  The inducement grant is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Russell Richerson, PhD, as the Company’s Chief Executive Officer

Effective August 2, 2016, in connection with the hiring of Mr. Lowe as discussed below, Russell Richerson, PhD ceased to serve as the Company’s Principal Executive Officer and Principal Accounting Officer. Dr. Richerson will continue to serve as the Company’s Chief Operating Officer.

Appointment of Christopher Lowe as Chief Executive Officer, President and Board Member.

On August 2, 2016, the Company announced that effective August 2, 2016 (“Effective Date”), Christopher Lowe has been appointed Chief Executive Officer, President, Principal Accounting Officer and as a member of the Company’s board of directors (“Board”).

Mr. Lowe, age 46, has over 15 years of senior management experience as President, Chief Business Officer and Chief Financial Officer of various private and public life sciences, medical technology and technology companies. Mr. Lowe has served as a partner of FLG Partners, LLC, a CFO consulting, services and board advisory firm since January 2014. Prior to that, Mr. Lowe was an independent consultant to life science companies. From February 2014 to until May 2014, Mr. Lowe served as interim Chief Executive Officer of Hansen Medical, Inc. (Nasdaq - HNSN). Mr. Lowe also served as Chief Financial Officer of Hansen Medical from June 2014 until its sale to Auris Surgical Robotics, Inc. in July 2016. Prior to that, Mr. Lowe served as Vice President, Administration and Chief Financial Officer of Anthera Pharmaceuticals, Inc. (Nasdaq – ANTH), a drug development company, from November 2007 through June 2013, and additionally served as its Chief Business Officer from January 2011 until June 2013. Mr. Lowe served as Vice President, Finance and Administration of Asthmatx, Inc., a medical device company, from September 2005 to December 2005 and as its Chief Financial Officer from January 2006 to November 2007. Mr. Lowe served as a member of the board of directors of Hansen Medical, Inc. (HNSN) from September 2006 until its sale in July 2016. Mr. Lowe also has served as a member of the board of directors of Pacific Pharmaceuticals, Inc., a private company from 2010 until 2014 and Career Closet, Inc., a non-profit private corporation from 2009 until 2014. Mr. Lowe holds a B.S. from California Polytechnic State University, San Luis Obispo and an M.B.A. from Saint Mary’s University, Texas. In evaluating Mr. Lowe’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his prior work with both public and private organizations, including his experience in building biopharmaceutical organizations, his strong business development background and his past experience and relationships in life sciences companies.

There is no arrangement or understanding between Mr. Lowe and any other person pursuant to which Mr. Lowe was selected as an officer or director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Lowe has a direct or indirect material interest. There are no family relationships between Mr. Lowe and any of the directors or officers of the Company or any of its subsidiaries.

Employment Related Contracts

On August 2, 2016, in connection with Mr. Lowe’s employment, we entered into an at-will employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Lowe will receive a base salary of $275,000. Notwithstanding the foregoing, in the event that the Company receives $25,000,000 in proceeds from one or more series of transactions (“Funding Requirement”), Mr. Lowe’s base salary will be adjusted to no less than the 50th percentile of base compensation for a similar executive at a comparable company as determined by the compensation committee of the Board. Commencing the year after the Funding Requirement is achieved, Mr. Lowe will also be eligible to receive an annual cash bonus based on achievement of certain performance goals with a target cash bonus being no less than the 50th percentile of compensation for a similar executive at a comparable company as determined by the compensation committee of the Board. Also, commencing one year after the Effective Date, Mr. Lowe will be eligible to receive an annual market based stock option grant at the discretion of the Board. In addition, as an inducement to Mr. Lowe’s employment, we issued him an inducement option to purchase 2,164,661 shares of Common Stock (“Inducement Option”) on August 3, 2016 (“Grant Date”). The Inducement Option has an exercise price of $0.145 per share, a term of seven (7) years, and vests as follows: (i) 25% vests monthly over a one-year period commencing on the Effective Date and (ii) 75% vests upon time and milestones to be mutually agreed upon by Mr. Lowe and the Board (or a committee thereof). Notwithstanding the foregoing, if the Company receives gross proceeds of $10,000,000 in the initial 12 month period from the Effective Date (“Qualifying Financing”) and the securities are sold in such Qualifying Financing at a price per share less than the exercise price of the Inducement Option, then the number of shares underlying the Inducement Option will be increased by such number of shares as required to make the Inducement Option equal to the same percentage of ownership of the Company that it represented immediately prior to such Qualifying Financing.

In addition, pursuant to the Employment Agreement, upon the Funding Requirement being met, Mr. Lowe will be eligible to earn a funding bonus (“Funding Bonus”). The Funding Bonus will be a one-time payment equal to two percent (2%) of the net funding received by the Company to be paid (i) 25% in cash and (ii) 75% in equity securities (to be mutually agreed upon by Mr. Lowe and the Company).

Moreover, if the Company terminates Mr. Lowe’s employment without Cause or Mr. Lowe resigns with Good Reason, as each term is defined in the Employment Agreement, Mr. Lowe will be eligible to receive: the payment of his accrued but unpaid base salary, any unpaid or unreimbursed expenses and any accrued but unused vacation through the date of termination. Additionally, if the Company terminates Mr. Lowe’s employment without Cause or Mr. Lowe resigns with Good Reason, as each term is defined in the Employment Agreement, and the Funding Requirement has been met and Mr. Lowe has been employed for at least six (6) months, he will be eligible to receive the continued payment of his base salary for (i) 6 months following the termination date if termination occurs within 12 months of the Effective Date, (ii) 12 months following the termination date if termination occurs within between 12 and 24 months of the Effective Date, or (iii) 18 months following the termination date if termination occurs after 24 months after the Effective Date (collectively, the “Severance Benefits”). Further, if within 12 months following a Sale Event (as defined in the Company’s Inducement Plan) Mr. Lowe’s employment is (a) terminated by the Company for any reason (other than as a result of his death or disability or a with Cause termination) or (b) terminated by Mr. Lowe with Good Reason, then Mr. Lowe will be eligible to receive, in lieu of the Severance Benefits: (i) 18 months of base salary, (ii) acceleration of the vesting of 100% of Mr. Lowe’s then outstanding unvested equity awards and (iii) payment of a pro rata portion of Mr. Lowe’s target annual bonus for the year in which the termination of employment occurs.

In connection with his employment, Mr. Lowe also entered into a confidential information and invention assignment agreement (“Assignment Agreement”) governing the ownership of any inventions and confidential information. Mr. Lowe also entered into the Company’s standard indemnification agreement which is entered into by the Company’s officers and directors.

The foregoing summary of certain terms of the Employment Agreement and Assignment Agreement are qualified in their entirety by the terms of the Employment Agreement and Assignment Agreement, which are attached to this report as Exhibits 10.01 and 10.02, respectively.

On August 4, 2016, the Company issued a press release announcing Mr. Lowe’s appointment, which is attached to this report as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit
No.	Description
10.01	Chris Lowe Employment Agreement
10.02	Confidential Information and Invention Assignment Agreement
99.01	Press Release dated August 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2016

GenSpera, Inc.

By:	/s/ Russell Richerson
Russell Richerson Chief Operating Officer

INDEX OF EXHIBITS

Exhibit
No.	Description
10.01	Chris Lowe Employment Agreement
10.02	Confidential Information and Invention Assignment Agreement
99.01	Press Release dated August 4, 2016